CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Lexmark International Group, Inc. on Form S-8 (File Nos. 33-99330 and 33-80879) of our report dated February 13, 1997, on our audits of the consolidated financial statements and financial statement schedule of Lexmark International Group, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994 which is incorporated by reference in this Annual Report on Form 10-K.




 /s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.


Lexington, Kentucky
March 24, 1997